SMC Global Securities Limited

Index to Consolidated Financial Statements

Pages

Report of Independent Auditor

2

Consolidated Statements of Income for the years ended March 31, 2008,

2009 and 2010

3

Consolidated Balance Sheets as of March 31, 2009 and 2010

4

Consolidated Statements of Cash Flows for the years ended March 31, 2008,

2009 and 2010

6

Consolidated Statements of Changes in Shareholders’ Equity for the years ended March 31, 2008, 2009 and 2010

8

Notes to Consolidated Financial Statements

9

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated Balance Sheet and the related Consolidated Statements of Income, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited at March 31, 2010 and 2009  and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2010 in conformity with accounting principles generally accepted in the United States of America. The financial statements of the Company as of March 31, 2008 were audited by other independent auditors. Those independent auditors expressed an unqualified opinion on the financial statements referred to in their report dated July 2, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

AJSH & Co.

Delhi, India

July 2, 2010

SMC Global Securities Limited

Consolidated Statements of Income

For the year ended March 31, (Rs. in thousands, except per share data)	2008	2009	2010	2010 Convenience translation into US$ (unaudited)
Commission income	626,938	538,287	1,367,809	30,430
Proprietary trading, net	592,972	609,823	1,035,988	23,048
Distribution income, net	43,149	42,875	47,626	1,060
Interest and dividends	158,894	247,058	217,275	4,834
Other income	24,840	13,795	14,627	325
Total revenues	1,446,793	1,451,838	2,683,325	59,697
Expenses:
Exchange, clearing and brokerage fees	429,630	656,081	1,183,153	26,322
Employee compensation and benefits	214,075	422,091	904,563	20,124
Information and communication	34,691	43,892	101,011	2,247
Advertisement expenses	27,056	80,122	130,449	2,902
Depreciation and amortization	39,567	62,551	137,557	3,060
Interest expense	90,893	97,285	99,179	2,206
General and administrative expenses	120,820	269,066	390,369	8,685
Total expenses	956,732	1,631,088	2,946,281	65,546
Earnings before income taxes	490,061	(179,250)	(262,956)	(5,849)
Income taxes	195,579	(48,212)	(58,544)	(1,302)
Earnings after income taxes	294,482	(131,038)	(204,412)	(4,547)
Share in profits of equity investee	6,531	(2,408)	(12,647)	(281)
Earnings before extraordinary gain	301,013	(133,446)	(217,059)	(4,828)
Share in extraordinary gain of equity investee	62,597	45,514	13,885	309
Non controlling interest	-	2,368	23,039	513
Net income	363,610	(85,564)	(180,135)	(4,006)
Earnings per share:
Basic Earnings before extraordinary gain	38.80	(14.87)	(18.58)	(0.41)
Basic Extraordinary gain	8.07	5.07	1.33	0.03
Basic Net income	46.87	(9.53)	(17.25)	(0.38)
Weighted average number of shares used to compute basic earnings per share	7,757,206	8,974,573	10,442,503	10,442,503
Diluted: Earnings before extraordinary gain	38.80	(14.87)	(18.03)	(0.40)
Diluted: Extraordinary gain	8.07	5.07	1.29	0.03
Diluted: Net income	46.87	(9.53)	(16.74)	(0.37)
Weighted average number of shares used to compute diluted earnings per share	7,757,206	8,974,573	10,758,783	10,758,783

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

 Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2009	2010	2010 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	51,727	78,447	1,745
Receivables from clearing organizations (net of allowance for doubtful debts of Rs Nil in 2009 and Rs Nil in 2010)	462,941	126,462	2,813
Receivables from customers (net of allowance for doubtful debts of Rs. 46,694 in 2009 and Rs.76,384 in 2010)	874,055	1,275,797	28,383
Due from related parties	67,007	125,697	2,796
Securities owned:
Marketable, at market value	1,007,682	1,751,136	38,957
Commodities, at market value	17,664	453,551	10,091
Derivatives assets held for trading	-	17,208	383
Investments	31,299	586,417	13,046
Deposits with clearing organizations and others	1,600,865	1,377,289	30,640
Property and equipment (net of accumulated depreciation of Rs. 99,703 in 2009 and Rs. 281,420 in 2010)	194,119	375,735	8,359
Intangible assets (net of accumulated amortization of Rs. 37,485 in 2009 and Rs. 79,197 in 2010)	46,949	75,082	1,670
Deferred taxes, net	70,676	173,945	3,870
Other assets	1,003,691	1,287,778	28,649
Total Assets	5,428,675	7,704,544	171,402
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	21,571	37,746	840
Payable to customers	1,239,598	1,964,270	43,699
Derivatives held for trading	125,305	8,652	192
Accounts payable, accrued expenses and other liabilities	132,635	219,160	4,876
Due to related parties	647,948	3,521	78
Overdrafts and long term debt	389,247	1,162,983	25,873
Total Liabilities	2,556,304	3,396,332	75,558
Commitments and contingencies (Note 31)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2009	2010	2010 Convenience translation into US$ (unaudited)
Shareholders' Equity
Common Stock	89,921	104,784	2,331
(15,000,000 common stock authorized; 8,992,146 and 10,478,387 equity shares issued and outstanding as of March 31, 2009 and 2010; par value Rs. 10)
Subscription received in advance	-	10,536	234
Additional paid in capital	1,999,726	2,779,175	61,828
Retained earnings	746,913	1,020,798	22,710
Other reserves	-	123,998	2,759
Accumulated other comprehensive income / (loss)	(1,041)	8,020	178
Total Shareholders' Equity	2,835,519	4,047,311	90,040
Non controlling interest	36,852	260,901	5,804
Total Liabilities and Shareholders' Equity	5,428,675	7,704,544	171,402

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2008	2009	2010	2010 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	363,610	(85,564)	(180,135)	(4,007)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	39,567	62,551	137,557	3,060
Deferred tax expense / (benefit)	(6,909)	(58,532)	(88,920)	(1,978)
Share of profits in equity investee and extraordinary gain	(6,531)	2,408	12,647	281
(Gain)/Loss on sale of property and equipment	23	(404)	(329)	(7)
(Gain)/Loss on sale of investment	-	-	(1,955)	(43)
Fair value (gain) / loss on investment	-	10,396	17,699	394
Fair value (gain) / loss on trading securities	31,140	28,974	32,777	729
Minority interest	-	(2,368)	(23,039)	(513)
Extraordinary gain	(62,597)	(45,514)	(13,885)	(309)
Allowance for doubtful debts	10,979	58,500	40,261	896
Provision for gratuity	2,163	2,676	8,099	180
Changes in assets and liabilities:
Receivables from clearing organizations	(335,605)	66,810	340,754	7,581
Receivables from customers	(758,540)	129,504	684,843	15,236
Dues from related parties	(196,307)	136,425	15,882	353
Dues to related parties	622,386	(128,076)	(649,118)	(14,441)
Securities owned	(515,419)	(125,552)	(770,350)	(17,138)
Commodities	533,171	973	(435,888)	(9,697)
Derivatives held for trading, net	(9,507)	126,847	(133,860)	(2,978)
Deposits with clearing organizations and others	(788,978)	327,095	325,901	7,250
Other assets	(54,674)	(503,269)	(50,735)	(1,129)
Payable to broker-dealers and clearing organizations	17,340	(18,337)	11,180	249
Payable to customers	(114,061)	148,802	27,280	607
Book overdraft	111,111	1,400	62,366	1,387
Accrued expenses	51,692	(304,616)	68,087	1,514
Net cash used in operating activities	(1,065,946)	(168,871)	(562,881)	(12,523)
Cash flows from investing activities
Purchase of property and equipment	(40,653)	(148,934)	(202,992)	(4,516)
Proceeds from sale of property and equipment	387	1,196	3,936	88
Purchase of investments	(4,890)	-	(562,423)	(12,512)
Sale of investments	-	322	1,955	43
Acquisition of intangible assets	(21,852)	(35,525)	(52,722)	(1,173)
Acquisition of subsidiaries, net of cash acquired	(82,334)	(36,510)	(12,744)	(284)
Net cash used in investing activities	(149,342)	(219,451)	(824,990)	(18,354)
Cash flows from financing activities
Net movement in overdrafts and long term debt	(91,046)	(243,322)	678,834	15,102
Proceeds from issue of share capital, net of incremental costs	1,341,027	630,068	310,002	6,897
Cash paid by minority interest to acquire right to increase in minority	-	-	300,000	6,674
Proceed from issue of share warrant	-	-	123,998	2,759
Subscription Received in advance	-	-	2,775	62

Net cash provided by financing activities	1,249,981	386,746	1,415,609	31,494
Effect of exchange rate changes on cash and cash equivalents	(437)	200	(1,018)	(23)
Net (decrease) / increase in cash and cash equivalents during the year	34,256	(1,376)	26,720	594
Add: Balance as of beginning of the year	18,847	53,103	51,727	1,151
Balance as of end of the year	53,103	51,727	78,447	1,745

Supplemental cash flow information:

Year ended March 31,	2008	2009	2010	2010
Income taxes paid	352,509	45,741	8,346	186
Interest paid	82,955	72,277	77,459	1,723

Non cash items:

Year ended March 31,	2008	2009	2010	2010
Common stock issued on amalgamation of SAM Global with SMC Global	-	-	114,033	2,639
Increase in additional paid in capital on dilution gain in SMC Wealth	-	-	16,059	357
Increase in additional paid in capital on stake acquisition in SMC Capital	-	-	264	6

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited
Consolidated Statements of Changes in Shareholder's Equity
(Rs in thousands)	Common Stock		Subscription received in advance	Additional paid in capital	Retained earning	Other reserves	Accumulated other comprehensive income/(loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31,2008	8,803,500	88,035	-	1,371,543	832,477	-	(221)	-	2,291,834
Issue of common stock	188,646	1,886	-	628,183	-	-	-	-	630,069
Subscription received in advance*	-	-	7,761	-	-	-	-	-	7,761
Stake acquisition in Moneywise and SMC Capital	-	-	-	-	-	-	-	39,220	39,220
Net income for the year	-	-	-	-	(85,564)	-	(820)	(2,368)	(88,752)
Balance as of March 31,2009	8,992,146	89,921	7,761	1,999,726	746,913	-	(1,041)	36,852	2,880,132
Issue of common stock at cash	111,001	1,110	-	308,892	-	-	-	-	310,002
Issue of common stock pursuant to amalgamation of SAM	1,375,240	13,753	-	100,280	-	-	-	-	114,033
Subscription received in advance	-	-	2,775	-	-	-	-	-	2,775
Issue of warrants	-	-	-	-	-	123,998	-	-	123,998
Stake dilution in SMC Wealth	-	-	-	16,059	-	-	-	283,940	299,999
Stake acquisition in Moneywise and SMC Capital	-	-	-	264	-	-	-	(36,852)	(36,588)
Amalgamation of SAM with SMC	-	-	-	353,954	454,020	-	-	-	807,974
Net income for the year	-	-	-	-	(180,135)	-	9,061	(23,039)	(194,113)
Balance as of March 31,2010	10,478,387	104,784	10,536	2,779,175	1,020,798	123,998	8,020	260,901	4,308,212
Balance as of March 31,2010 Convenience translation into US$ (unaudited)		2,331	234	61,828	22,710	2,759	178	5,804	95,844

*Included in account payable accrued expenses and other liabilities

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE and MCX Stock Exchange Limited in currency segment of the Exchange. Pursuant to amalgamation of SAM Global Securities Limited (“SAM”) with the Company, now the Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”) and Multi Commodity Exchange of India (“MCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Wealth Management Services which is engaged in the business of portfolio management consultancy. Last year in the month of August, 2008 the Company has also become holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has formed a wholly owned subsidiary, SMC ARC Limited “SMC ARC” to enter into the business of asset reconstruction. SMC ARC is in the process of compliance statutory requirements and for obtaining necessary regulatory approvals to commence the business.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India. Pursuant to amalgamation of SAM with the Company, now the Company is also listed on the Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Wealth Management, SMC Capitals, SMC ARC & Moneywise Financial from the date of acquisition. All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex International DMCC. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2010 have been translated into U.S. dollars (US$) at US$1.00 = Rs. 44.95 based on the spot exchange as on March 31, 2010 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

The Group expenses all advertising costs as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2010, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (ASC Topic 105) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. generally accepted accounting principles. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections within the Codification. Following the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for the Group’s second quarter financial statements and the principal impact on the financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification. In order to ease the transition to the Codification, the Company is providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

In September 2006, the FASB issued ASC 820-10 (SFAS No. 157, “Fair Value Measurements” (“SFAS 157”)). ASC 820-10 (SFAS 157) defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In February 2008, the FASB issued ASC 820-10-15 (FASB Staff Position (“FSP”) 157-1), ASC 820-10 (“Application of FASB Statement No. 157”) removes certain leasing transactions from its scope. ASC 820-10-55 (FSP 157-2) delays the effective date of ASC 820-10 (SFAS 157) for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2010. The adoption of ASC 820-10 (SFAS 157), effective April 1, 2009, for all nonfinancial assets and nonfinancial liabilities did not have a material impact on it’s results of operations or financial position.

In December 2007, the FASB issued ASC 810-10 (SFAS No. 160, “Non controlling Interests in Consolidated Financial Statement—Amendments of ARB No. 51”). The standard changes the accounting for non controlling (minority) interests in consolidated financial statements including the requirements to classify non controlling interests as a component of consolidated stockholders’ equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to non controlling interests reported as part of consolidated earnings.  Additionally, ASC 810-10 (SFAS 160) revises the accounting for both increases and decreases in a parent’s

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

controlling ownership interest. The Group adopted ASC 810-10 (SFAS 160) effective April 1, 2009.

In April 2008, the FASB issued ASC 350-30 (FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”).  ASC 350-30 (FSP No. FAS 142-3) amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10 (SFAS No. 142 “Goodwill and Other Intangible Assets”) (“ASC 350-10”). ASC 350-30 (FSP No. FAS 142-3) became effective for the Group with its fiscal year beginning April 1, 2009 and did not have a significant impact on the Group’s consolidated financial statements.

In August 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value” (“ASU 2009-05”). The amendments in this ASU apply to all entities that measure liabilities at fair value and provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using one or more techniques laid out in this ASU. The guidance provided in this ASU is effective for the first reporting period (including reporting periods) beginning after issuance.  The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

       3.

 Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

Under the scheme of amalgamation of SAM with the Company prepared under sections 391 and 394 and other applicable provisions of the Companies Act in India, the shareholders of SAM has received one equity share of the face value of Rs. 10 each of SMC for every six fully paid up shares of SAM on net basis. Under the Companies Act of India, the scheme has also been approved by Hon’ble High Court of Delhi vide order dated February 26, 2009. The appointed date of amalgamation is January 1, 2008 however the date of amalgamation for the accounting purpose is April 1, 2009. The merger was accounted for in the books under pooling of interest and accordingly all the assets & liabilities were measured at the book values and the purchase consideration has been allocated to the net assets. In connection with this allocation there is no goodwill / extraordinary gain arising out of the merger.

The company has subscribed 1,000,000 shares (Face value of Rs.10) of its subsidiary SMC Capitals Limited through fresh issue as on April 1, 2009 after this allotment the ownership of the company raised to 97.18%. The company has also acquired the balance 100,000 shares (Face value of Rs. 10) of SMC Capitals Limited as on February 25, 2010, resulting the ownership of 100%. On acquiring minority interest, company has earned an extra ordinary gain of Rs. 192.

The company has acquired balance 1,114,650 shares (Face value of Rs.10) of Moneywise Financial Services Pvt. Limited as on July 1, 2009 for a consideration of Rs. 22,293 resulting it a 100% subsidiary of the company. On acquiring minority interest, company has earned an extra ordinary gain of Rs. 13,693.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

the acquired net assets over cost is initially adjusted in accordance with SFAS 141 “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions. The allocation of purchase price is as follows:

Purchase price as on April 1, 2009.
SAM Global Securities Limited	Rs. in thousands	US $
Assets
Cash & cash equivalents	10,549	235
Receivables from broker-dealers and clearing organizations	4,276	95
Receivables from customers	1,126,846	25,069
Due from related party	74,572	1,659
Securities owned, at market value	5,881	131
Securities owned, at Fair value	25,000	556
Deposits with clearing organizations and others	102,325	2,276
Membership in Exchanges:	2,036	45
Property and Equipment	90,265	2,008
Intangible Assets	6,576	146
Deferred taxes, net	13,829	308
Other assets	219,523	4,884
Share Capital (held by SAM)	4,600	102
Liabilities
Payable to broker-dealers and clearing organizations	4,995	111
Reserves & Surplus	807,973	17,975
Payable to customers	697,392	15,515
Due to Related Parties	4,691	104
Accounts payable, accrued expenses and other liabilities	18,100	403
Debts	32,535	724
Investment in shares of SAM	1,959	44
Net assets acquired	118,633	2,638
Less: Purchase price allocation	118,633	2,638
Extraordinary gain/(Goodwill)	-	-

Purchase price as on Feb 25, 2010.

SMC Capitals Limited	Rs. in thousands	US $
Assets
Fixed assets	6,030	134
Cash & cash equivalents	796	18
Receivables and deposits	35,122	781
Other assets	16,612	370
Liabilities
Accounts payable	16,355	364
Net worth	42,205	939
Value of net worth acquired (2.82%)	1,192	27
Less: Cost of Investment	1,000	22
Extraordinary gain	192	5
Purchase price as on July 1, 2009.
Moneywise Financial Services (P) Limited	Rs. in thousands	US $
Assets
Inventories	25,725	572
Cash & cash equivalents	506	11
Receivables and deposits	380,165	8,458
Other assets	12,526	279
Liabilities
Accounts payable	181,510	4,038
Pending allotment	7,761	173
Net worth	229,651	5,109
Value of net worth acquired (15.67%)	35,986	801
Less: Cost of investment	22,293	496
Extraordinary gain	13693	305

Unaudited pro forma financial information

The unaudited financial information in the table below summarizes the combined results of operations of SMC Global, SMC Comtrade, SMC Capital, SMC Wealth and Moneywise Financial on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented. The pro forma financial information for all periods presented also includes adjustments to depreciation on acquired property and equipment, amortization charges from acquired intangible assets.

Year ended, March 31	2009	2010	2010
			US $
Total revenue	1,701,400	2,683,325	59,697
Earnings before extraordinary gain	(162,382)	(217,059)	(4,547)
Net income	(116,983)	(180,135)	(4,006)
Earnings per share before extraordinary gain	(18.09)	(18.58)	(0.41)
Earnings per share	(13.03)	(17.25)	(0.38)

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of March 31,	2009	2010	2010
			US $
Receivable from clearing organizations	462,941	126,462	2,813
Total	462,941	126,462	2,813

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2009	2010	2010
			US $
Equity shares	1,007,682	1,751,136	38,957
Total	1,007,682	1,751,136	38,957

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2009	2010	2010
			US $
Exchange traded derivatives held for trading	-	17,208	383
Total	-	17,208	383

8.

Other Assets

Other assets consist of:

As of March 31,	2009	2010	2010 US $
Advance for application of shares	211	-	-
Advance to BCCL	564,286	602,736	13,409
Advance for purchase of property	1,000	-	-
Prepaid expenses	24,444	27,215	605
Security deposits	48,517	59,144	1,316
Advance tax, net	66,536	109,178	2,429
Others	298,697	489,505	10,890
Total	1,003,691	1,287,778	28,649

PPrepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co Limited for the period of five year ending on April 14, 2013.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

9.

Property and Equipment

Property and equipment consist of:

As of March 31,	2009	2010	2010 US $
Land	-	10,022	223
Building	37,694	64,637	1,438
Equipment	41,691	95,396	2,122
Furniture and Fixture	50,395	167,659	3,730
Computer Hardware	111,621	255,750	5,690
Vehicle	16,248	27,516	612
Satellite Equipment	36,173	36,175	805
Total property and equipment	293,822	657,155	14,620
Less: Accumulated depreciation	99,703	281,420	6,261
Total property and equipment, net	194,119	375,735	8,359

Depreciation expense amounted to Rs. 29,135, Rs. 47,230 and Rs. 106,392 for the years ended March 31, 2008, 2009 and 2010 respectively.

Property and equipment includes following assets under capital lease:

As of March 31,	2009	2010	2010 US $
Vehicle	4,391	4,775	106
Total leased property and equipment	4,391	4,775	106
Less: Accumulated depreciation	1,218	915	20
Total leased property and equipment, net	3,173	3,860	86

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were Rs. 32,284 and Rs. 63,984 as of March 31, 2009 and 2010.

10.

Intangible Assets

Intangible assets consist of:

As of March 31,	2009	2010	2010 US $
Intangible assets subject to amortization
Software	70,908	115,105	2,561
Customer relationship	7,500	7,500	167
Intangible assets not subject to amortization
Goodwill	1,500	1,500	33
Membership in exchange	4,526	30,174	671
Total intangible assets	84,434	154,279	3,432
Less: Accumulated amortization	37,485	79,197	1,762
Total intangible assets, net	46,949	75,082	1,670

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Amortization expense amounted to Rs. 10,432, Rs. 15,321 and Rs. 31,165 for the years ended March 31, 2008, 2009 and 2010 respectively.

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were Rs. 5,225 and  Rs. 39,282 as on March 31,2009 and 2010.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,
2011	25,197
2012	16,846
2013	2,171

11.

Investments

Investments consist of:

As of March 31,	2009	2010	2010 US $
Investments accounted for by equity method	19,287	170,440	3,792
Trading investment	-	372,671	8,291
Other investment	12,012	43,306	963
Total	31,299	586,417	13,046

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Pvt. Ltd. The Group accounts for its investment in Trackon Telematics Pvt. Ltd. under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 14,950 as on March 31, 2010.

The group has entered into the business of asset management along with Sanlam Investment Management Company Limited through equity participation. The Company has invested Rs. 159,900 to acquire 15,990,000 equity shares of Sanlam Investment Management (India) Limited representing 39% interest. The Group accounts for its investment in Sanlam Investment Management (India) Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 151,593 as on March 31, 2010. The Company has invested Rs. 3,900 to acquire 390,000 equity shares of Sanlam Trustee Company (India) Limited representing 39% interest. The Group accounts for its investment in Sanlam Trustee Company (India) Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 3,897 as on March 31, 2010.

Trading investment consist of investment in shares, mutual fund and derivatives and include Rs. 824 as of March 31, 2010 of net unrealized gain/(loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 54,983 and Rs. 1,021,815 as of March 31, 2009 and 2010, respectively, at average effective interest rates of 11.98% and 8.73%, respectively.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 332,657 and Rs. 138,526 at March 31, 2009 and 2010, respectively.

Long Term Debt

Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was Rs. 1,607 and Rs. 2,642 at March 31, 2009 and 2010, respectively, at average effective interest rates of 8.3% and 9.6%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2010, are Rs. 1,038 in fiscal 2011, Rs. 606 in fiscal 2012, Rs. 511 in fiscal 2013, Rs. 233 in fiscal 2014 and Rs. 254 in fiscal 2015.

Refer Note 21 for assets pledged as collateral.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of Rs. 30,000 in NSE and Rs. 30,000 in BSE. As of March 31, 2009 and 2010, the net capital as calculated in the periodic reports was Rs. 2,382,594 and Rs. 1,147,891, which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX and NCDEX in India, which specifies minimum net capital requirements of Rs. 5,000 each. As of March 31, 2009 and 2010, the net capital as calculated in the periodic reports was Rs. 358,635 and Rs. 442,617, which was in excess of its net capital requirement.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand which is equivalent to Rs. 17,805. As of March 31, 2009 and 2010, the net capital as calculated in the periodic reports was Rs. 23,655 and Rs. 16,324, which was in excess of its net capital requirement.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of Rs. 50,000. As of March 31, 2009 and 2010, the net capital as calculated in the periodic reports was Rs. 62,209 and Rs. 50,055, which was in excess of its net capital requirement.

14.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). The securities transactions tax in respect of proprietary trading amounted to Rs. 284,232, Rs. 347,406 and Rs. 492,296 for the years ended March 31, 2008, 2009 and 2010 respectively. Under the Indian Income Tax Act, the Company can set-off the amount paid for STT towards its liability for taxes on income arising from taxable securities transactions till March 31, 2008. With

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

effect from April 1, 2008 the income tax provision related to STT has been amended. The STT will be treated as an expense and will be deducted from income to determine taxable income. STT which cannot be set off against taxes on income is charged to expense for the year ended March 31 2007 and 2008. However STT is allowed to set off as expenses for the year ended March 31, 2009 and March 31, 2010. STT charged to expense amounted to Rs. 122,700 Rs. 347,406 and Rs. 492,296 for the years ended March 31, 2008, 2009 and 2010 respectively.

15.

Payable to Broker Dealers and Clearing Organizations

As of March 31,	2009	2010	2010 US $
Payable to clearing organizations	11,733	29,224	650
Commission payable	9,838	8,522	190
Total	21,571	37,746	840

16.

Accounts Payable, Accrued Expenses and Other Liabilities

As of March 31,	2009	2010	2010 US $
Security deposits	27,275	25,974	578
Accrued expenses	40,785	95,952	2,135
Other liabilities	22,013	20,924	465
Provision for gratuity	6,390	16,599	369
Salary payable	26,316	44,913	999
Others	9,856	14,798	330
Total	132,635	219,160	4,876

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

17.

Distribution Income

The net distribution income comprises of:

Year ended March 31,	2008	2009	2010	2010 US $
Gross distribution revenue	291,640	101,986	171,604	3,818
Less: Distribution revenues attributable to sub-brokers	248,491	59,111	123,978	2,758
Net distribution income	43,149	42,875	47,626	1,060

18.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2008	2009	2010	2010 US $
Domestic taxes
Current	202,488	10,320	30,376	676
Deferred	(6,909)	(58,532)	(88,920)	(1,978)
Aggregate taxes	195,579	(48,212)	(58,544)	(1,302)

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Year ended March 31,	2008	2009	2010	2010 US $
Net income before taxes	490,061	(179,250)	(262,956)	(5,849)
Enacted tax rates in India	34%	34%	33.22%	33.22%
Computed tax expense	166,571	(60,927)	(87,354)	(1,943)
Permanent differences
Securities transaction tax charged to expense	41,706	-	-	-
Exempted income	(7,339)	-	-	-
Provision for litigation reserve	-	595	340	8
Other permanent differences	778	12,120	28,470	633
Rebate allowed under Indian Income tax act	(6,435)	-	-	-
Others	298	-	-	-
Income taxes recognized in the statement of income	195,579	(48,212)	(58,544)	(1,302)

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2009	2010	2010 US $
Deferred tax assets:
Provision for gratuity	2,137	6,397	142
Allowance for doubtful debts	15,418	25,373	564
Provision of SEBI settlement charges	595	332	7
Revenue/expenses not recognized for tax purposes	25,608	4,917	110
Others (including deferred VSAT recovery)	40,058	146,511	3,260
Total deferred tax assets	83,816	183,530	4,083

Deferred tax liabilities:
Property and equipment	13,140	9,585	213
Total deferred tax liabilities	13,140	9,585	213
Net deferred tax (liabilities)/assets	70,676	173,945	3,870

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2007-08 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.

Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2009 and 2010, the Group had outstanding derivative contracts with notional amounts of Rs. 2,084,415 and Rs. 7,383,737, respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands; it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2009 and 2010 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

As of March 31,	2009	2010	2010
			US $
Derivative assets	-	17,208	383
Total	-	17,208	383

As of March 31,	2009	2010	2010 US $
Derivative liabilities	125,305	8,652	192
Total	125,305	8,652	192

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favor of bank and / or taking loan against the same. At March 31, 2009, the fair value of securities received as collateral under the agreements with customers was Rs. 1,433,446, and the fair value of the collateral that had been re-pledged was Rs. 643,681. At March 31, 2010, the fair value of securities received as collateral under the agreements with customers was Rs. 4,140,430 and the fair value of the collateral that had been re-pledged was Rs. 1,871,479.

(a)

Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers' performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2009 and 2010, the Group, with certain limitations, had access to Rs. 569,517 and Rs. 1,130,107 in unutilized bank borrowings and Rs. 1,001,750 and Rs. 1,109,750 in unutilized bank guarantees.

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 28 for an overview of pending regulatory and litigation matters.

20.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Global, and the amounts recognized in SMC Global’s balance sheets and statements of income.

As of March 31,	2008	2009	2010	2010 US $
Accumulated benefit obligation	1,911	4,068	10,074	224
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	1,851	6,594	11,915	265
Service cost	995	4,515	10,588	236
Interest cost	200	527	894	20
Benefit paid	-	-	(63)	(1)
Actuarial loss/(gain)	3,197	(2,774)	(2,363)	(53)
Acquisition of subsidiary	146	-	-	-
Projected benefit obligation as of end of the year	6,389	8,862	20,971	467
Change in plan assets
Employer contribution	1,748	298	595	13
Fair value of plan assets as of end of the year	2,375	2,472	4,920	109
Funded status of plan	(4,014)	(6,390)	(16,051)	(357)
Accrued benefit cost	(4,014)	(6,390)	(16,051)	(357)

The components of net gratuity cost are reflected below:

Year ended March 31,	2008	2009	2010	2010 US $
Service cost	995	4,515	10,588	236
Interest cost	200	527	894	20
Amortization	3,197	(190)	(255)	(6)
Net gratuity costs	4,392	4,852	11,227	250

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2008, 2009 and 2010 are set out below:

Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2008	2009	2010
Discount rate	8.0%	7.5%	7.5%
Long term rate of compensation increase	7.0% for first 5 years and 6.0% thereafter	4.5%	4.5%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2008	2009	2010
Discount rate	8.0%	7.5%	8.3%
Long term rate of compensation increase	7.0% for first 5 years and 6.0% thereafter	4.5%	4.5%
Expected rate of return on assets	8.0%	7.5%	8.3%

SMC Global expects to contribute Rs.7,400 to its Gratuity plan during the year ending March 31, 2011. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2011	113
2012	158
2013	244
2014	835
2015	3,289
2016-2020	27,233

The Group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2010, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 3,102, Rs. 4,680 and Rs. 10,345 for the years ended March 31, 2008, 2009 and 2010 respectively.

21.

Collateral and Significant Covenants

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2009	2010	2010 US $
Fixed deposits	1,489,981	1,301,329	28,951
Securities owned	579,305	960,062	21,358
Property and equipment	9,531	-	-
Total	2,078,817	2,261,391	50,309

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

Canara Bank, one of the bankers to the Group, has created first charge over book debts, outstandings, money receivables, claims, and equitable mortgage on specified office building for credit facilities provided to the Group. The bank also has charge on advances against checks/ drafts of bill of exchange whatever may be the tender thereof drawn, accepted or endorsed by the Group with or without documents such as railway receipts, lorry receipts, air ways bill, post parcel, bill of lading or any other document of title to the goods, invoices, etc.

Oriental Bank of Commerce, one of the bankers to the Group, has created equitable mortgage on specified property together with all buildings, super structures, property and equipment constructed or to be constructed, installed and or to be installed and all accretions there to, for credit facilities provided to the Group.

Dena Bank, one of the bankers to the Group, has created charge over goods, book debts, movable assets, for credit facilities provided to the Group.

The Federal Bank Limited, one of the bankers to the Group, has created charge over Term Deposit  for credit facilities provided to the Group.

Punjab National Bank, one of the bankers to the Group, has created equitable mortgage on specified property, for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Kotak Mahindra Prime Ltd, Morgan Stanley, Citi Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank. The Company has obtained short term loan against pledge of term deposits from ICICI Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26.0% holding in SMC Comtrade.

22.

Related Party Transactions

The Group has entered into transaction with the following related parties during the period ended March 31, 2010:

Key management personnel
1) Sh. S. C. Aggarwal
2) Sh. M. C. Gupta
3) Sh. Ajay Garg
4) Sh. Rakesh Gupta
5) Sh. Anurag Bansal
6) Sh. Ravinder Kumar
7) Sh. Finney Cherian
8) Sh. D. K. Aggarwal
9) Sh. Pradeep Aggarwal
10) Ms. Hemlata Aggarwal
11) Ms. Sushma Gupta
12) Sh. Pravin Agarwal
13) Ms. Reema Garg
14) Sh. Lalit Kumar
15) Sh. Ashok Aggarwal**
16) Sh. S. S. Bansal*
17) Sh. O. P. Agarwal
18) Ms. Shweta Aggarwal
20) Sh. Arun Kohli 20) Sh. Sanjeev Ghai*

                                                                * Resigned during the year.

                                                                ** Whole time director during previous year only.

Other related parties (entities which are controlled or significantly influenced by the key management personnel and their closed relatives)

1)

SMC Share Brokers Ltd.

2)

MVR Share Trading (P) Ltd.

Joint Venture/Associate Entities

1)

Sanlam Trustee Company (India) Limited

2)

Sanlam Investment Management (India) Limited

3)

Sanlam International Investment Partners Limited

4)

Trackon Telematics Private Limited

The transaction with the following related parties for the year ended March 31, 2008, 2009 and 2010:

Year ended March 31, 2008

Relationship	Significant influence entities	Associate companies	Other related parties
Rendering of Service	15	-	2,103
Receiving of Service	-	-	1,789

Year ended March 31, 2009

Relationship	Significant influence entities	Associate companies	Other related parties
Rendering of Service	-	-	-
Receiving of Service	27	-	-
Reimbursement of expenses received by group	-	-	-

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Year ended March 31, 2010

Relationship	Significant influence entities	US $	Associate companies	US $	Other related parties	US $
Rendering of Service	42	-	-	-	-	-
Receiving of Service	-	-	-	-	-	-
Reimbursement of expenses received by group	-	-	42,988	956	-	-
Purchase of Investment	-	-	163,800	3,644	-	-
Issue of Common Stock	-	-	300,000	6,674	-	-

The balance with related parties as of March 31, 2009 and 2010 comprised the following:

Year ended March 31, 2009

Relationship	Significant influence entities	Associate companies	Other related parties
Amount due from related parties:	-	-	67,007
Amount due to related parties:	-	-	647,948

Year ended March 31, 2010

Relationship	Significant influence entities	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties:	41,183	916	26,766	595	57,748	1,285
Amount due to related parties:	-	-	-	-	3,521	78

Payment made to key management personnel:

As of March 31,	2008	2009	2010	2010 US $
Salary and allowances	23,881	25,172	40,435	900
Sitting fee	34	141	135	3
Total	23,915	25,313	40,570	903

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

23.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

The Group has recognized the following segments in the current year on the basis of Business activities carried on including by its subsidiaries, in respect of which financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Year ended March 31,	2010
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,925,621	258,297	209,951	30,927	40,055	12,000	73	(10,874)	2,466,050	54,862
Interest income	187,469	15,329	114	14	14,329	-	26	(6)	217,275	4834
Interest expenses	93,829	5,253	48	8	44	4	-	(7)	99,179	2206
Depreciation and amortization	101,034	11,874	20,987	2,961	7	714	-	(20)	137,557	3060
Income taxes	20,051	5,607	(74,494)	(20,300)	17,948	(7,532)	-	176	(58,544)	(1,302)
Earnings after taxes	7,155	(8,684)	(168,776)	(46,079)	29,442	(16,878)	-	(592)	(204,412)	(4,548)
Total assets	7,158,286	1,438,936	222,110	550,649	512,074	65,749	25,032	(2,268,292)	7,704,544	171,403

Year ended March 31,	2009
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	Elimination	Total	US $
Revenue from external customer excluding interest income	996,411	145,674	77,827	1,943	(48,491)	18,042	13,374	1,204,780	23,683
Interest income	224,475	18,515	104	-	4,604	5	(645)	247,058	4,857
Interest expenses	90,739	6,308	210	15	3	11	(1)	97,285	1,912
Depreciation and amortization	49,808	5,692	5,961	669	2	655	(236)	62,551	1,230
Income taxes	(916)	(87)	(18738)	(9,904)	(15,353)	(3,554)	340	(48,212)	(948)
Earnings after taxes	14,478	(65,904)	(40,775)	(22,561)	(30,934)	(8,457)	23,115	(131,038)	(2,575)
Total assets	4,989,354	705,780	105,069	55,624	289,536	63,383	(780,071)	5,428,675	106,717

24.

Common Stock

Pursuant to amalgamation of SAM Global Securities Limited with the Company, the Company has issued and allotted 1,375,240 common stock of face value of Rs.10 each to the share holders of SAM Global Securities Ltd. on net basis.

The company has issued and allotted 90,830 common shares of par value Rs. 10 each at a premium of Rs.2,782.79 to Sanlam International Partners Ltd through private placement on preferential basis on July 22, 2009.

The company has issued and allotted 20,171 common shares of par value Rs. 10 each at a premium of Rs.2,782.79 to Sanlam International Partners Ltd through private placement on preferential basis on August 25, 2009.

25.

Additional paid in capital

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

One of the wholly owned subsidiary of the company, SMC Wealth Management Services Limited has issued 7,499,999 shares (Face value of Rs.10) to Sanlam Investment Management (Proprietary) Limited  and 5,749,301 shares to SMC Global as on July 21, 2009 after which the changed shareholding of the company in SMC Wealth Management Service Limited is 50% plus 1 share and the balance is held by Sanlam Investment Management ( Proprietary) Limited. The company has earned an extra ordinary gain of Rs.16,059/- on issue of 7,499,999 shares to  Sanlam Investment Management ( Proprietary) Limited, calculated as below.

26.

Other Reserves

The Company has issued 382,441 warrants @ Rs. 265 per warrant convertible into equal number of shares, amounting in aggregate to 5% of post conversion equity, on exercise of option to convert by Sanlam Investment Management (Proprietary) Limited (“SIM”) on further payment of Rs. 2,388 per share, through private placement on preferential basis to be exercised on or before August 31, 2010.

27.

Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basis and diluted earnings per equity share:

Year ended March 31	2008	2009	2010
Weighted average shares outstanding- Basic	7,757,206	8,974,573	10,442,503
Effect of diluted securities on account of warrants	-	-	316,280
Weighted average shares outstanding-diluted	7,757,206	8,974,573	10,758,783

Income available to common stock holders of the group used in the basis and diluted earnings per share calculations were determined as follows:

Year ended March 31	2008	2009	2010	2010 US $
Income available to the common shareholders of the group	363,610	(85,564)	(180,135)	(4,006)
Effect on account of warrants on earnings for the year	-	-	-	-
Net Income available for calculating diluted earnings per share	363,610	(85,564)	(180,135)	(4,006)
Basic earnings per share	46.87	(9.53)	(17.25)	(0.38)
Diluted earnings per share	46.87	(9.53)	(16.74)	(0.37)

28.

Fair Value of Financial Instruments

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Assets and liabilities for which fair value approximates carrying value: The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities: Fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings: The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

29.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers of securities & commodities segment:

Year ended March 31, (in %)	2008	2009	2010
Revenue from top two customers	4.1%	4.3%	1.6%
Revenue from top five customers	9.4%	7.1%	2.9%
Revenue from top ten customers	14.1%	9.6%	4.4%

30.

Dividend

Final dividends, if  proposed by the Board of Directors are payable when formally approved by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was Rs 630,823, Rs. 753,745 and Rs. 1,150,172 as of March 31, 2008, 2009 and 2010 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend greater than 10.0% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10.0%, depending on the dividend percentage to be declared in such year.

31.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to Rs. 18,130, Rs. 84,716 and Rs. 135,628 for the years ended March 31, 2008, 2009 and 2010 respectively. There are no non-cancelable lease arrangements.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

b) Guarantees

As of March 31, 2009 and 2010, guarantees of Rs. 2,495,275 and Rs. 2,835,275 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

SCN under SEBI Rules dated September 28, 2006

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that SMC Global executed structured trades in the scrip of Jubilant Organosys Limited (“JOL”) in collusion with a group of brokers during the year 2003 and thereby violated Regulations.  SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in JOL scrip were executed in the normal and usual course of business through the systems of exchange and no off market deals were done in the scrip. No response has been received from SEBI in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India on February 13, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

We have applied for consent on terms of Rs. 1,000 as settlement fees and Rs. 25 as administrative charges. Which was accepted by the SEBI vide consent order dt.Sep15, 2009 and disposed in above said SCN.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

Notice No. A&E/BS/PJ/125801/2008 DATD 15TH May, 2008- Adjudicating Officer

In the matter of certain dealing in F&O Segment of NSE during 01.03.2004 to 31.03.2004. SEBI has issued a SCN for which we have requested to forward us Annexure B of the notice and the same has received on 14.07.2008.

We have filed the application of consent order on August 4, 2008.

We have proposed to revise our offer to a consolidated sum of Rs.750 as settlement fees towards consent terms whereupon the proceedings under Show Cause Notice No. A&E/BS/PJ/128801/2008 dated May 15, 2008 and SCN No. A&E/BS/ASG/121844/2008 March 31, 2008, mentioned under S.No. 2 and S.No.3 can be disposed off vide our letter dated 01-01-2009.

 In reply to our consent application in this regard, SEBI vide its consent order dated June 4, 2009 disposed in above said SCN.

SCN under SEBI Rules dated March 31, 2008

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that during the period February 1, 2005 to March 31, 2005, SMC Global executed non genuine transactions in collusion with certain clients and brokers in the future and options segment of NSE. SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the SEBI on May 1, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

Another SCN dated May 15, 2008 was received by the Company, containing similar allegations as stated above for the period March 1, 2004 to March 31, 2004. The Company has filed an application before the SEBI on June 1, 2008 for providing transaction logs and for grant of additional time for filing of reply. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

 In reply to our consent application in this regard, SEBI vide its consent order dated 5th June, 2009 disposed in above said SCN.

Adjudication - Show Cause Notice No. EAD-2/SD/AB/129911/2008 dated June 25, 2008-

In the matter of Proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995.

It has been alleged that omissions/commissions stated in the notice have resulted in violation of various Regulations of the SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We are in the process of availing the consent orders as described under SEBI Circular No. EFD/ED/Cir-1/2007 dated April 20, 2007. In our efforts towards availing consent order in this matter We have proposed  to revise our offer to Rs.750 towards settlement charges and Rs. 25,000 towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25, 2009 and further SEBI vide its consent order dated 31st July ,2009 disposed in above said SCN.

Adjudication - Show Cause Notice No. EAD-2/SD/AB/129910/2008 dated June 25, 2008

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

In the matter of proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995. It has been alleged that  omissions/commissions stated in the notice have resulted in violation of various Regulations of the  SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We have proposed to revise our offer to Rs.750 towards settlement charges and Rs. 25 towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25, 2009.  SEBI vide its consent order dated 31st July, 2009 disposed in above said SCN.

Show Cause Notice No. ISD/SR/AS/ASR/SCN/195644/2010 dated Feb 18, 2010

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations in the trading of scrip of Vipul Ltd against SAM Global Securities Ltd. SEBI has alleged that SAM Global executed structured trades in the scrip. (SAM Global Securities Limited has merged with SMC Global Securities Limited vide the order of the Hon’ble High Court of Delhi dated 26-02-2009.)

It has been alleged that the company has failed to exercise due diligence to monitor the transactions of its clients in the matter of Vipul Ltd. Further it is alleged that the Company has violated the provisions of Regulation 7 read with Clause A (1) (2) (3) (4) (5) of Code of Conduct specified under Schedule II of the SEBI (Stock Brokers and Sub- Brokers) Regulations, 1992.

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in scrip of Vipul Ltd. were executed in the normal and usual course of business through the systems of exchange. The matter is pending for personal hearing with SEBI.

Note: Except the show cause notice No. ISD/SR/AS/ASR/SCN/195644/2010 dated Feb 18, 2010 all the inquiry and investigation matters initiated by the SEBI has been closed / disposed off  in terms of consent orders of different dates.

32.

Subsequent Events

The Company has issued 467,371 warrants @ Rs. 265 per warrant convertible into equal number of shares, amounting in aggregate to 5% of post conversion equity, on exercise of option to convert by SIM on further payment of Rs. 2,388 per share, through private placement on preferential basis. The last date for warrant conversion has been extended from 30th June 2010 to 31st August 2010.